UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2008

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51980	20-3233358

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Yahalom Tower, 3a Jabotinsky St., Ramat Gan, Israel	52520

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   972-9-9602049

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 14, 2008, Israel Growth Partners Acquisition Corporation issued a press release in connection with its execution of a letter of intent to complete a business combination with a high-tech company headquartered in Israel with its research and development center in Israel and its marketing and support facilities in Santa Clara, California. The Company announced that its intent is to enter into a definitive agreement with the target company in February 2008 and to file the preliminary proxy shortly thereafter. Pursuant to the Company’s certificate of incorporation, execution of the letter of intent affords the Company a six-month extension for completion of the business combination.

The Company announced that consummation of the merger is subject to, among other things, execution of a definitive agreement and requires stockholder approval.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits:

Exhibit 99.1	Press Release announcing Letter of Intent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2008	ISRAEL GROWTH PARTNERS ACQUISITION CORP. By: /s/ Dror Gad —————————————— Dror Gad Executive Vice President and Chief Financial Officer